UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 28, 2018

CHEROKEE INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	0‑18640	95‑4182437
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5990 Sepulveda Boulevard

Sherman Oaks, California 91411

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (818) 908-9868

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging Growth Company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01   Entry into Material Definitive Agreement.

On December 28, 2018, Cherokee Inc. (the “Company”) entered into an amendment to its senior secured credit facility with Gordon Brothers Finance Company (“Gordon Brothers”), as administrative agent and collateral agent for the lenders from time to time party thereto (the “Amendment”). Also on December 28, 2018, the Company entered into Subordinated Note Agreements (the “Subordinated Notes”) with each of (i) Jess Ravich, a member of the Company’s Board of Directors, (ii) Cove Street Capital LLC and Jeff Bronchick, Lead Principal Portfolio Manager of Cove Street Capital, which is a major stockholder of the Company and (iii) Dwight Mamanteo, a member of the Company’s Board of Directors.

The Amendment permits the Company to enter into the Subordinated Notes and for such Subordinated Notes to be repaid in certain circumstances prior to their maturity in November 2021.  The Amendment also removes the requirement in the senior secured credit facility that the Company raise $2.0 million of additional capital before May 4, 2019 if the Company’s average working capital does not exceed an agreed upon level at the close of the Company’s fiscal year ending February 2, 2019.

The Subordinated Notes aggregate to $2.0 million in principal, and the net proceeds thereunder are expected to be used by the Company for general working capital purposes.  The Subordinated Notes do not bear interest through January 31, 2019 and thereafter bear interest based on LIBOR plus an applicable margin of 8.15% payable quarterly in cash, plus 3.00% payable in kind with such interest being added to the principal balances of the Subordinated Notes.  If the Subordinated Notes are not repaid by January 31, 2019, the Company is required to grant warrants to purchase an aggregate of 276,000 of the Company’s common stock at an exercise price based on the market price of such shares at that date, plus an additional 3% fee.

* * * * *

The descriptions of the Amendment and the Subordinated Notes set forth in this Current Report on Form 8-K are intended to be summaries and do not purport to be complete. As a result, such descriptions are subject to, and qualified in their entirety by reference to, the applicable documents to be filed as exhibits to the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission for the fiscal year ending February 2, 2019.

Item 2.03      Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Reference is made to the disclosure regarding the Subordinated Notes under Item 1.01 above, which is incorporated herein by this reference.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHEROKEE INC.

Dated: January 4, 2019	/s/ Steven L. Brink
Steven L. Brink
Chief Financial Officer